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                                                                 EXHIBIT 23.2(a)

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Amendment No. 1 to Registration Statement No. 333-55638 of Registry Magic Incorporated on Form S-4 of our report dated April 8, 2000 (except for Note 2 as to which date is February 13, 2001), which report expresses an unqualified opinion and includes an explanatory paragraph relating to substantial doubt about the Company's ability to continue as a going concern, related to the consolidated financial statements of Bristol Retail Solutions, Inc. and subsidiaries appearing in the Prospectus, which is part of this Registration Statement and our report dated April 8, 2000 (except for Note 2 as to which the date is February 13, 2001) relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Costa Mesa, California
May 8, 2001